EXHIBIT IV
Consent of Independent Auditors
     We consent to the incorporation by reference in the Registration Statements (Schedule B No. 333-152631 formerly 333-142572 and 333-135490 and Schedule B No. 333-99603 formerly 333-12590 and 333-88654) and in the related prospectuses of our reports dated March 12, 2009 with respect to the consolidated and unconsolidated financial statements of the European Investment Bank included in this Annual Report (Form 18-K) for the year ended December 31, 2008.

ERNST & YOUNG Société Anonyme
by	/s/ BERNARD LHOEST
Bernard Lhoest

Luxembourg, June 9, 2009